REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Shareholders and Board of Trustees of
Calamos Advisors Trust
In planning and performing our audit of the
financial statements of Calamos Advisors Trust (the
"Trust"),
comprising the Calamos Growth and Income Portfolio,
as of and for the year ended December 31, 2015, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered the Trust's internal control over
financial reporting, including controls over
safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on the
financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an
opinion on the effectiveness of the Trust's
internal control over financial reporting.
Accordingly, we express
no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over
financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to
assess the expected benefits and related costs of
controls. A company's internal control over
financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting
principles. A company's internal control over
financial reporting includes those policies and
procedures that
(1) pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions
and dispositions of the assets of the company; (2)
provide reasonable assurance that transactions are
recorded
as necessary to permit preparation of financial
statements in accordance with generally accepted
accounting
principles, and that receipts and expenditures of
the company are being made only in accordance with
authorizations of management and directors of the
company; and (3) provide reasonable assurance
regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a company's
assets that could
have a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to
the risk that
controls may become inadequate because of changes
in conditions or that the degree of compliance with
the
policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does
not allow management or employees, in the normal
course of performing their assigned functions, to
prevent
or detect misstatements on a timely basis. A
material weakness is a deficiency, or a combination
of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a
material misstatement of the company's annual or
interim financial statements will not be prevented
or
detected on a timely basis.
Our consideration of the Trust's internal control
over financial reporting was for the limited
purpose described
in the first paragraph and would not necessarily
disclose all deficiencies in internal control that
might be
material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United
States). However, we noted no deficiencies in the
Trust's internal control over financial reporting
and its
operation, including controls for safeguarding
securities, that we consider to be a material
weakness, as defined
above, as of December 31, 2015.
This report is intended solely for the information
and use of management and the Board of Trustees of
Calamos Advisors Trust and the Securities and
Exchange Commission and is not intended to be and
should not
be used by anyone other than these specified
parties.
/s/ DELOITTE & TOUCHE, LLP
Chicago, Illinois
February 4, 2016